Exhibit 10.1
PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and as of this 8th day of September, 2011 by and between Whitney Exploration, LLC, a Louisiana limited liability company (“Seller”), Mr. Stephen J. Williams, a resident of the State of Louisiana and sole member of Seller (“Williams”), on the one hand, and McMoRan Oil & Gas LLC, a Delaware limited liability company (“Buyer”), on the other hand. McMoRan Exploration Co., a Delaware corporation and the corporate parent of Buyer (“MMR”), has joined as a party to this Agreement in connection with its undertaking to issue shares of MMR common stock to Seller as part of the consideration for the transaction described herein, including to make certain representations in connection with such issuance.
RECITALS
     WHEREAS, Buyer and Seller are parties to that certain letter agreement dated May 1, 2009, which letter agreement has been amended on two subsequent occasions (as so amended, the “Letter Agreement”), pursuant to which Seller agreed to provide funds to Buyer in exchange for Buyer’s grant of certain rights and interests with respect to four prospects specified in the Letter Agreement and with respect to two subsequently identified and agreed prospects (collectively, the "Subject Properties”); and
     WHEREAS, Seller has acquired under the Letter Agreement certain Interests (as defined herein) with respect to the Subject Properties; and
     WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller’s Interests (as defined herein) on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
PURCHASE AND SALE
     1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Interests (as defined below) free and clear of all liens, security interests and encumbrances.
     1.2 Certain Definitions. As used herein:
          (a) “Governmental Authority” means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities, including the MMS and the Louisiana Department of Natural Resources.

          (b) “Interests” means any and all rights, title or interests in or to the Subject Properties that Seller or Williams has or may have acquired under or by reason of the Letter Agreement (whether by assignment by the Buyer or otherwise), including, without limitation, any rights, title or interests in the Subject Properties (i) that Seller owns; (ii) that are held on behalf of Seller, including beneficial interests; (iii) pursuant to which Seller has made or committed to make a financial contribution; or (iv) that vest Seller with the right to participate in exploration and development. The term Interests also includes, without limitation, any and all property rights, contract rights, participation rights, rights to proceeds, rights with respect to advance billings, rights to work-in-process or tangible assets procured in connection with the drilling, exploration, completion, and development activities on the Subject Properties, rights in operating agreements and any other agreements respecting the Subject Properties and/or the sale of production realized therefrom, any and all claims related to the Subject Properties, any facilities on, related to, or servicing the Subject Properties (including wells, platforms, platform equipment, and pipelines), and any and all other rights that Buyer assigned to Seller, or Seller acquired, under the Letter Agreement.
          (c) “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.
          (d) “MMS” means the Bureau of Ocean Energy Management, Regulation and Enforcement, formerly known as the Minerals Management Service, Department of Labor, United States of America, and any successor thereto.
          (e) “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.
          (f) “Securities Act” means the Securities Act of 1933, as amended.
          (g) “Subject Properties” has the meaning ascribed to it in the recitals and shall include, but not be limited to those properties described in Exhibit A hereto.
ARTICLE 2
PURCHASE PRICE
     2.1 Purchase Price. As consideration for its acquisition of the Interests, at the Closing Buyer shall (i) pay to Seller cash in the amount of Ten Million Dollars ($10,000,000), (ii) deliver to Seller 2,835,158 shares of MMR common stock (the “Shares”) in the name of Seller (the Shares and cash together being the “Purchase Price”) and (iii) assume any past or future payment or reimbursement obligations of Seller under the Letter Agreement (or, to the extent such obligations are owed by Seller to Buyer, to release Seller from such payment or reimbursement obligations).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1 Seller Representations. Seller as to itself, and Williams on his own behalf and on behalf of Seller, represent and warrant to Buyer that:

          (a) Existence and Qualification. Seller is a limited liability company organized, existing and in good standing under the laws of the State of Louisiana and is duly qualified to do business in, and is in good standing under, the laws of each jurisdiction where it conducts business. Seller has all necessary qualifications under applicable laws and regulations to own the Interests.
          (b) Authority and Power. Seller has the full legal authority and power to carry on its business as presently conducted, and each of Seller and Williams have the full legal power and authority to enter into this Agreement and to perform their respective obligations under this Agreement and the transactions contemplated hereby.
          (c) Sole Member. Williams is the sole member of Seller and Seller has never had any other members.
          (d) Authorization, Enforceability and No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized by all necessary action on the part of Seller and (ii) do not, and the consummation of the transactions contemplated by this Agreement will not, violate or be in conflict with Seller’s articles of organization or operating agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or be in conflict with any agreement, instrument, judgment, order, decree, law or regulation by which Seller or Williams is bound or to which the Interests are subject. This Agreement constitutes a valid and binding obligation of each of Seller and Williams and is enforceable according to its terms.
          (e) Brokers’ Fees. Neither Seller nor Williams has incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees related to the transactions contemplated by this Agreement for which Buyer may be liable.
          (f) Litigation. There are no actions, lawsuits or proceedings before any court, tribunal or governmental authority that are pending or, to the knowledge of Seller or Whitney, threatened against Seller that could be reasonably expected to (i) affect or burden the Interests in any material respect or (ii) adversely affect the ability of Seller or Williams to execute and deliver this Agreement or consummate the transactions contemplated hereby. There are no bankruptcy or reorganization proceedings pending or threatened against Seller or Williams.
          (g) No Encumbrances. Neither Seller nor Williams has taken any action, or permitted knowingly any action to be taken, that has subjected the Interests to any liens, security interests or encumbrances, and such Interests are held by Seller and are being conveyed to Buyer free and clear of any liens, security interests and encumbrances.
          (h) No Transfers. Neither Seller nor Williams has conveyed, sold, transferred or assigned to any third party any of the Interests acquired by either of them under the Letter Agreement.
          (i) Consents, Approvals and Waivers. None of the Interests are subject to any restrictions on assignment or any preferential rights to purchase, nor does the assignment or transfer thereof require the consent of any third party. The execution, delivery and performance of this Agreement by Seller is not subject to any consent, approval or waiver from any Governmental Authority or other Person.
          (j) Investment Intent. (i) Seller is acquiring the Shares for its own account and not with a view to their distribution, within the meaning of Section 2(11) of the Securities Act, in violation of the Securities Act (except for any distribution of the Shares by Seller to Williams in connection with a liquidating distribution, in which case Seller shall procure an undertaking from Williams agreeing to be bound by the restrictions on transfer stated herein).
               (ii) Seller understands that (A) the Shares (x) have not been registered under the Securities Act or any state securities Laws, (y) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D thereof or another available exemption and (z) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities Laws which relate to private offerings, and (B) Seller must bear the economic risk of such investment indefinitely unless a subsequent disposition by Seller thereof is made in conformity with federal and state securities laws.
               (iii) Each of Williams and Seller (through Williams as its sole member) is an “accredited investor” as defined in Regulation D under the Securities Act and by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the MMR Shares and Seller is able to bear the economic risk of such investment.
     3.2 Buyer Representations. Buyer represents and warrants to Seller as follows:
          (a) Existence and Qualification. Buyer is a limited liability company organized, existing and in good standing under the laws of the State of Delaware. Buyer is qualified under applicable law and regulation to own the Interests and, in particular, Buyer is qualified to do business and is in good standing in each of the jurisdictions where it conducts its business.
          (c) Authority and Power. Buyer has the authority and power to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement and the transactions contemplated hereby.
          (d) Authorization, Enforceability and No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized by all necessary action on the part of Buyer and (ii) do not, and the consummation of the transactions contemplated by this Agreement will not, violate or be in conflict with Buyer’s certificate of formation or limited liability company agreement or any agreement, instrument, judgment, order, decree, law or regulation by which Buyer is bound. This Agreement constitutes a valid and binding obligation of Buyer enforceable according to its terms.

          (e) Brokers’ Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees related to the transactions contemplated by this Agreement for which Seller may be liable.
          (f) Litigation. There are no pending suits, actions or other proceedings in which Buyer is a party (or which have been threatened to be instituted against Buyer) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (g) Consents, Approvals and Waivers. The execution, delivery and performance of this Agreement by Buyer will not be subject to any consent, approval or waiver from any Governmental Authority or other Person.
     3.3 MMR Representations.
          (a) Existence and Qualification. MMR is a corporation organized, existing and in good standing under the laws of the State of Delaware. MMR is qualified to do business and is in good standing in each of the jurisdictions where it conducts its business.
          (c) Authorization, Enforceability and No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized by all necessary action on the part of MMR and (ii) do not, and the consummation of the transactions contemplated by this Agreement will not, violate or be in conflict with MMR’s certificate of incorporation or bylaws or any agreement, instrument, judgment, order, decree, law or regulation by which MMR is bound. This Agreement constitutes a valid and binding obligation of MMR enforceable according to its terms.
          (d) Shares. The Shares will be duly and validly authorized and issued and will be fully paid and non-assessable upon the issuance thereof and will not be subject to any preemptive or similar rights.
ARTICLE 4
CLOSING
     4.1 Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, 1615 Poydras Street, New Orleans, Louisiana 70112 on the date this Agreement is executed and delivered.
     4.2 Obligations of Seller at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 4.3, Seller shall deliver or cause to be delivered to Purchaser the following:
          (a) an executed copy of the Assignment, in substantially the form attached hereto as Exhibit B, pursuant to which the Seller and Williams sell, convey and assign all the Interests to Buyer (the “Assignment”);

          (b) evidence of releases of all, if any, liens, security interests and encumbrances affecting the Interests;
          (c) a receipt evidencing the delivery of the Shares; and
          (d) an executed copy of the Registration Rights Agreement, in substantially the form attached hereto as Exhibit C.
     4.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 4.2, Buyer shall deliver or cause to be delivered to Seller, the following:
          (a) the cash portion of the Purchase Price in same-day funds to Seller by direct bank or wire transfer to an account directed by Seller;
          (b) an executed copy of the Assignment;
          (c) certificates representing the Shares to Seller; provided, that, at Seller’s request, in lieu of delivery of physical certificates, Buyer and MMR agree that MMR’s transfer agent shall be instructed to electronically transmit the Shares to Seller by crediting the account of the Seller’s prime broker with the Depository Trust Company (“DTC”) through the Deposit Withdrawal Agent Commission system of DTC;
          (d) an executed copy of the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.
     4.4 Obligations of Seller. Upon the Closing, Seller shall not have any liabilities or obligations under the Letter Agreement or with respect to the Subject Properties, including but not limited to any amounts billed to Seller but not paid, amounts incurred but not billed and all future costs associates with the Interests.
ARTICLE 5
INDEMNIFICATION
     5.1 Survival. The representations, warranties, covenants and agreements of or by Seller and Buyer shall survive the Closing.
     5.2 Indemnification.
          (a) From and after Closing, Seller and Williams, jointly and severally, shall protect, defend, indemnify and hold Buyer harmless from and against any and all damages, claims, losses, demands, fines, penalties, judgments (including interest), costs, expenses and liabilities (direct, contingent or otherwise) including consulting and attorneys’ fees and costs of court (“Damages”) incurred or suffered by Buyer caused by or arising out of or resulting from (i) a breach by Seller or Williams of any of the representations or warranties made by Seller and Williams contained in Section 3.1, or (ii) any actions or omissions by Seller or Williams at any time prior to the Closing that relate in any material way to the Subject Properties or the Interests owned by Seller and being conveyed to Buyer.
          (b) From and after Closing, Buyer shall protect, defend, indemnify and hold Seller and Williams harmless from and against any and all Damages incurred or suffered by Seller or Williams caused by or arising out of or resulting from Buyer’s breach of any of the representations or warranties made by Buyer contained in Section 3.2 or for any actions or omissions by Buyer or MMR at any time prior to the Closing that relate in any material way to the Subject Properties or the Interests owned by Seller and being conveyed to Buyer.
     5.3 Claims. All claims for indemnification under Section 5.2 shall be asserted and resolved pursuant to this Section 5.3. Any person claiming under Section 5.2 is hereinafter referred to as the “Indemnified Party” and any person against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” If any Damages are asserted against or sought to be collected from an Indemnified Party by a third person, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a written notice of claim specifying in reasonable detail the specific nature of and specific basis of the Damages and the estimated amount of such Damages (“Claim Notice”). Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under Section 5.2, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (a) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Damages and (b) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Damages; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it deems necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Damages, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Damages that the Indemnifying Party elects to contest. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.
ARTICLE 6
MISCELLANEOUS
     6.1 Notices. All notices required or permitted under this Agreement shall be effective upon receipt if personally delivered, if mailed by registered or certified mail, postage prepaid, or if delivered by telegram, telecopy, facsimile or other electronic transmission if directed to the Parties as follows:

To Buyer and/or MMR:
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: John Amato, General Counsel
Fax: 504-582-1603
To Seller:
P.O. Box 440
LaRose, Louisiana 70373
Attention: Stephen J. Williams
Fax: 985-325-7063
or
if to Seller via Fed Ex, to the following street address:
16210 West Main Street
Cut Off, Louisiana 70345
Any party may give written notice of a change in the address or individual to whom delivery shall be made.
     6.2 Expenses. Except as otherwise provided in this Agreement, all fees, costs and expenses incurred by the Parties in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring them.
     6.3 Amendment. This Agreement may not be altered or amended, nor any rights waived, except by a written instrument executed by the Party to be charged with the amendment or waiver. No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.
     6.4 Headings. The headings are for convenience only and do not limit or otherwise affect the provisions of this Agreement.
     6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and which, taken together, shall constitute the same instrument.
     6.6 Rules of Construction. Unless the context otherwise requires, as used in this Agreement (a) a term has the meaning ascribed to it; (b) “or” is not exclusive; (c) “including” means “including, without limitation;” (d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (h) the terms “Article” or “Section” shall refer to the specified Article or Section of this Agreement; and (i) the descriptive headings contained in this

Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     6.7 Governing Law. This Agreement and the transactions contemplated by this Agreement shall be governed and construed in accordance with the internal laws of the State of Louisiana without giving effect to any principles of conflicts of laws.
     6.8 Waiver of Jury Trial. THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     6.9 Entire Agreement. This Agreement is the entire understanding between Seller and Buyer concerning the subject matter of this Agreement. This Agreement supersedes all negotiations, discussions, representations, prior agreements and understandings, whether oral or written.
     6.10 Severance. If any provision of this Agreement is found to be illegal or unenforceable, the other terms of this Agreement shall remain in effect and this Agreement shall be construed as if the illegal or unenforceable provision had not been included.
     6.11 Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than the parties hereto to any claim, cause of action, remedy or right of any kind.
[Next page is the signature page]

     IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

Seller: WHITNEY EXPLORATION, LLC
By:	/s/ Stephen J. Williams
	Name:	Stephen J. Williams
	Title:	Sole Member

Williams:
/s/ Stephen J. Williams
Stephen J. Williams

Buyer: MCMORAN OIL & GAS LLC
By:	/s/ Nancy D. Parmelee
	Name:	Nancy D. Parmelee
	Title:	Chief Financial Officer and Secretary

MMR: MCMORAN EXPLORATION CO.
By:	/s/ Nancy D. Parmelee
	Name:	Nancy D. Parmelee
	Title:	Senior Vice President, Chief Financial Officer and Secretary